UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	August 5, 2003

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5.    Other Events.

On August 5, 2003, Netopia, Inc. announced that it has completed a private placement of approximately 1.4 million shares of common stock. Netopia estimates that net proceeds will be approximately $6.1 million, after expenses related to the transaction. Netopia has agreed to file a registration statement covering the shares issued in the transaction. Netopia expects to use the proceeds for general working capital and operations. A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated hereby by reference in its entirety.

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits:

Exhibit Number	Description
99.1	Press Release dated August 5, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: August 5, 2003	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof President and Chief Executive Officer (Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 29, 2003